Exhibit 17 (ii)


           Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------

                                              Form of Proxy Card
[Name of Insurance Company]                   Mutual Fund Variable Annuity Trust

                      Meeting of Shareholders To Be Held On
                                December 1, 2003

THESE PROXIES ARE REQUESTED IN CONNECTION WITH A SOLICITATION OF PROXIES BY THE TRUSTEES OF MUTUAL FUND VARIABLE ANNUITY TRUST ON BEHALF OF ITS [Name of Acquired Portfolio].

This Proxy Card, if properly executed, will be voted in the manner you direct. If this Proxy Card is executed and no direction is made, this Proxy Card will be voted FOR the proposal and, in the discretion of ____________, upon such other business as may properly come before the meeting of shareholders to be held at 9:00 a.m., Eastern Standard Time, on December 1, 2003, at the offices of Mutual Fund Variable Annuity Trust, 522 Fifth Avenue, 7th Floor, New York, NY (the "Meeting").

By signing below, I instruct _______________ to vote the shares of [Name of Acquired Portfolio] held by [name of Separate Account] at the and any adjournment of the Meeting as indicated on the reverse side of this card.

                                            Date:  _____________________________

                                            ____________________________________

                                            ____________________________________
                                            Signature(s):
                                            Name:_______________________________
                                            Title: _____________________________

Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------

 Please fill in box(es) as shown using black or blue ink or number 2 pencil. |X|
                       PLEASE DO NOT USE FINE POINT PENS.

Proposal [number of proposal]           FOR             AGAINST         ABSTAIN
Number of shares to be voted            |_|               |_|             |_|

To approve a Plan of Reorganization involving [Name of Acquired Fund], a Portfolio of Mutual Fund Variable Annuity Trust, and [Name of Acquiring Fund], a Portfolio of SunAmerica Series Trust, under which the following will occur:

o The acquisition of the assets of [Name of Acquired Fund] by [Name of Acquiring Fund] in exchange for shares of [Name of Acquiring Fund].
o     The distribution of such shares to the shareholders of [Name of Acquired
      Fund].
o     The liquidation and dissolution of [Name of Acquired Fund].

This is described more fully in the Prospectus/Proxy Statement

Other Business                         GRANT            WITHHOLD        ABSTAIN
Number of shares to be voted            |_|               |_|             |_|

To vote upon any other business which may be legally presented at the Meeting or any adjournment thereof.

      PLEASE BE SURE TO DATE AND SIGN YOUR PROXY CARD ON THE REVERSE SIDE.